Exhibit 4.3

                                                                  EXECUTION COPY


                                  VIACOM INC.,

                            VIACOM INTERNATIONAL INC.

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee

                 -----------------------------------------------


                SECOND SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1

                          Dated as of December 15, 1995

                    Supplementing and Amending the Indenture
                            Dated as of May 15, 1995
               as Supplemented by the First Supplemental Indenture
                            Dated as of May 24, 1995

                 -----------------------------------------------


                             Senior Debt Securities

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                  SECOND SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1, dated as of
December 15, 1995, among VIACOM INC., a Delaware corporation (the "Company"), VIACOM INTERNATIONAL INC., a Delaware corporation (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as successor to The First National Bank of Boston (the "Trustee"), as Trustee under the Indenture, dated as of May 15, 1995, as supplemented by the First Supplemental Indenture, dated as of May 24, 1995, among the Company, the Guarantor and the Trustee (as so supplemented and amended, the "Indenture").

                             RECITALS OF THE COMPANY

                  WHEREAS, State Street Bank and Trust Company has succeeded The First National Bank of Boston as Trustee pursuant to Section 610 of the Indenture;

                  WHEREAS, Section 901(8) of the Indenture permits supplements thereto without the consent of Holders of Securities to cure any ambiguity or to make any other provisions with respect to matters or questions arising under the Indenture;

                  WHEREAS, the Company wishes to make certain changes to provisions of the Indenture.

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1 WITNESSETH:

SECTION 1. For purposes of this Second Supplemental Indenture and Amendment No. 1, all terms used herein, unless otherwise defined, shall have the meaning assigned to them in the Indenture.

SECTION 2. For the benefit of the Holders of all Securities, Section 101 of the Indenture shall be amended by adding the following definition, such definition to be deemed inserted in Section 101 so as to preserve the alphabetical order of all definitions in such Section 101, as supplemented hereby:

                  "7.75% Notes" means the 7.75% Senior Notes due June 1, 2005 of the Company, issued pursuant to this Indenture.

SECTION 3. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, the definition of "Sale and Leaseback Transaction" in Section 101 of the Indenture shall be amended by adding the phrase", with respect to a particular series of Securities (provided however, that the phrase `, with respect to a particular series of Securities' shall not be included in the text of this definition as it applies to the 7.75% Notes)," immediately after the word "not" in such definition, and by adding the phrase "(in the case of the 7.75% Notes) and the date of issuance of such series of Securities (in the case of Securities other than the 7.75% Notes)" immediately after the word "hereof" in such definition.

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SECTION 4. For the benefit of the Holders of all Securities, Section 307 shall be amended by deleting the first paragraph thereof and replacing such paragraph in its entirety with the following:

                  (a) Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in immediately available funds, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided however, that each installment of interest on any Registered Security may at the Company's option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

SECTION 5. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, the last sentence of
Section 801 of the Indenture shall be amended by adding the phase "or the Guarantor's, as the case may be," immediately after the first use of the word "Company's" in such sentence and by adding the phrase "which, in the case of the Company, shall be" immediately after the word "revenues" in the same sentence.

SECTION 6. For the benefit of the Holders of all Securities, unless otherwise specified as contemplated by Section 301 of the Indenture, the second sentence of Section 1010 of the Indenture shall be amended by adding the phrase ", with respect to a particular series of Securities (provided however, that the phrase `, with respect to a particular series of Securities' shall not be included in the text of this Section 1010 as it applies to the 7.75% Notes)," immediately after the word "not" in such sentence, and by adding the phrase "(in the case of the 7.75% Notes) and the date of issuance of such series of Securities (in the case of Securities other than the 7.75% Notes)" immediately after the word "hereof" in the same sentence.

SECTION 7.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS
SECOND SUPPLEMENTAL INDENTURE AND AMENDMENT NO. 1.

SECTION 8. This Second Supplemental Indenture and Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have caused this Second
Supplemental Indenture and Amendment No. 1 to be duly executed and attested, all as of the day and year first written above.


ATTEST:                               VIACOM INC.


By:  /s/  Lawrence Rubin              By:  /s/  Vaughn A. Clark
   --------------------------            ---------------------------------------
   Name:  Lawrence Rubin                 Name:  Vaughn A. Clark
   Title:  Assistant Secretary           Title: Senior Vice President, Treasurer



ATTEST:                               VIACOM INTERNATIONAL INC.


By:  /s/  Lawrence Rubin              By:  /s/  Vaughn A. Clark
   --------------------------            ---------------------------------------
   Name:  Lawrence Rubin                 Name:  Vaughn A. Clark
   Title: Assistant Secretary            Title: Senior Vice President, Treasurer



ATTEST:                               STATE STREET BANK AND TRUST COMPANY


By:  /s/  James E. Schultz            By:  /s/  Roland S. Gustafsent
   --------------------------            ---------------------------------------
   Name:  James E. Schultz               Name:  Roland S. Gustafsent
   Title: Assistant Secretary            Title: Assistant Vice President

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